UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

Owens Corning

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33100

Delaware	43-2109021
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of principal executive offices, including zip code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2013, Owens Corning Sales, LLC and Owens Corning Receivables LLC, each a subsidiary of Owens Corning (the “Company”), entered into a second amendment to the Amended and Restated Receivables Purchase Agreement (the “Amendment”), dated as of December 16, 2011, related to their $250 million trade receivables financing facility.

Pursuant to the Amendment, the commitments of the financial institutions party thereto were extended through July 26, 2016, and the size of the $250 million facility will be lowered each year to $200 million during the months of November, December and January and will automatically revert to $250 million for the remainder of the year.

A copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing description of modifications to the trade receivables financing facility pursuant to the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of July 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: July 29, 2013	By:	/s/ John W. Christy
John W. Christy
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of July 26, 2013.